JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the filing with the U.S. Securities and Exchange Commission, on behalf of each of the undersigned, of a joint statement on Schedule 13D, and any amendments thereto, containing the information required thereby relating to the shares of Common Stock, $.001 par value, of Imperial Petroleum Recovery Corporation, and further agree that this Joint Filing Agreement may be included as an exhibit thereto and that each of the undersigned will be responsible for the timely filing of such joint statement and any amendments thereto and for the completeness and accuracy of the information concerning each contained therein. Each of the undersigned understands that neither of the undersigned is responsible for the completeness or accuracy of the information concerning other persons filing the joint statement or any amendments thereto, unless the undersigned knows or has reason to believe that such information is incomplete or inaccurate.

Date:  January 13, 1998                   HENRY H. KARTCHNER

                                          /s/  Henry H. Kartchner
                                          ----------------------------
                                          Signature


Date:  January 13, 1998                   FOOD DEVELOPMENT CORPORATION
                                          By:   Henry H. Kartchner
                                          Chairman and Chief Executive Officer

                                          /s/  Henry H. Kartchner
                                          ----------------------------
                                          Signature